Exhibit 99.1

BANKS.COM, INC. REPORTS $1.4 MILLION IN REVENUE

IN THIRD QUARTER 2010

Expense Structure Right-Sized For The Tax Off Season;

Search Engine Optimization Efforts Yielding Higher Organic Rankings

SAN FRANCISCO – November 15, 2010 – Banks.com, Inc. (NYSE Amex: BNX), operator of internet media properties that provide targeted online advertising and services primarily in the financial services sector, today announced results for the three months and the nine months ended September 30, 2010.

Third Quarter Financial Performance

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Banks.com, Inc. (“Banks.com”) reported revenue of $1.4 million in the third quarter 2010, down 45% compared to $2.6 million in the prior year period. Revenue in the third quarter 2010 was adversely impacted by advertising partner charge backs of $364,000. GAAP[1] net loss available to common stockholders was $573,000 or $0.02 per diluted share in the third quarter of 2010 compared to GAAP net income available to common stockholders of $318,000 or $0.01 per diluted share in the third quarter of 2009.

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Adjusted EBITDA[2] loss was $432,000, down substantially from Adjusted EBITDA earnings of $546,000 for the quarter ended September 30, 2009. Adjusted EBITDA was impacted by revenue charge backs and significant associated traffic acquisition costs in the third quarter 2010.

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Gross profit declined 58% to $648,000 in the third quarter of 2010 from $1.6 million in the third quarter of 2009, and gross margin contracted to 46% from 60% in the same period last year due to lower revenue and advertising partner charge backs in the third quarter of 2010.

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Operating expense was up 107% to $1.5 million in the third quarter of 2010 from $742,000 in the third quarter of 2009. This increase is primarily due to a one-time credit of $764,000 in the third quarter of 2009 resulting from our decision not to fund our Employee Stock Ownership Plan (“ESOP”) with a contribution of company stock for 2008.

Nine Month Year over Year Performance

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Revenue was $8.5 million for the nine months ended September 30, 2010, virtually unchanged compared to $8.5 million in the prior year period. GAAP net loss available to common stockholders was $522,000 or $0.02 per diluted share in the nine months ended September 30, 2010 compared to GAAP net income available to common stockholders of $368,000 or $0.01 per diluted share in the same period of 2009.

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Adjusted EBITDA was $1.1 million for the nine months ended September 30, 2010, a decrease of 55% from Adjusted EBITDA of $2.4 million in the prior year period. Adjusted EBITDA for the nine months ended September 30, 2010 was impacted by revenue charge backs of approximately $590,000, and litigation related legal expenses in excess of $400,000.

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Gross profit decreased 11% to $4.9 million compared to $5.5 million for the same period last year, and gross margin contracted to 58% from 65% in the same period last year. This is primarily attributable to higher traffic acquisition cost from increased search engine marketing efforts during the first half of 2010.

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Operating expenses increased 37% to $5.3 million compared to $3.9 million for the same period last year mainly due to an increase in sales and marketing expenses of $270,000, an increase in legal fees of $409,000, and a one-time credit of $764,000 in 2009 resulting from our decision not to fund our ESOP with a contribution of company stock for 2008.

“Last quarter, we discussed how our second quarter 2010 results were negatively impacted by some unexpected revenue adjustments from one of our largest advertising network partners,” remarked Dan O’Donnell, Chief Executive Officer of Banks.com. “Unfortunately, that trend continued in the third quarter, and we incurred substantial revenue charge backs and associated traffic acquisition costs. Our search engine marketing efforts continue to be a challenge and have had a negative impact on our overall progress and momentum. As a result, in October we drastically reduced these efforts while we reassessed our strategy for this business line. Accordingly, we have also reduced our employee staff by approximately 40%, and have cut other SG&A expenses. Although we have now restarted our search engine marketing efforts on a limited basis, we have made the strategic decision to continue to move to align our cost structure so that it does not rely on these search marketing efforts during the tax off season. Although these challenges have been difficult, the end result is that our expense structure is better right sized for the tax off season, and our revenues are more diversified and less reliant on a single source.”

Mr. O’Donnell continued, “We have now turned our attention to the upcoming tax season, and we are working on updating the Banks.com Tax Center with an enhanced, new look. Throughout the year, we have focused our efforts on increasing our organic SEO rankings for tax related terms and anticipate that this will generate higher traffic volumes and corresponding revenue this tax season.”

Business Highlights

•	Right-sized expense structure for the tax off season; reduced employee staff by 40%

•	Finalized settlement associated with litigation against former employees

•	Resolved NYSE Amex listing deficiency related to our stock price

•	Increased our organic SEO rankings for tax-related terms

Conference Call

Banks.com will host a conference call today at 2 p.m. PT / 5 p.m. ET to discuss its third quarter 2010 results. To listen to the call and have the opportunity to ask questions, please dial:

877-941-2321 (domestic) or 480-629-9714 (International) five to 10 minutes before the call.

A replay of the call will be available by dialing:

877-870-5176 (domestic) or 858-384-5517 (international) and referencing Passcode 4384989 or online at: http://viavid.net/dce.aspx?sid=00007DF2.

Questions for the conference call will also be taken via email at: stockwatch@banks.com and can be sent any time prior to the conference call’s starting time. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: www.Banks.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: management’s expectations regarding our strategy, management’s expectations regarding our future financial results, the effect of recent events, our financial flexibility, our growth prospects, and the overall outlook for our business. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, slowdown in the financial services vertical; market acceptance of the Banks.com website; the success of the Banks.com Tax Center; the success of our search optimization efforts; introduction of additional competitors in the Internet search services space; diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; the stability of our infrastructure; and continued weak economic conditions. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our quarterly reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com, Inc. operates Internet media properties that provide targeted online advertising and services primarily in the financial services sector. Through the Banks.com network, the Company provides access to financial content, including financial news, blogs, business articles, interest-rate tables, stock quotes, stock tracking and financial calculators. It also provides users access to financial services, including free online tax preparation and tax extensions through the Banks.com Tax Center and online stock brokerage through MyStockFund.com, its online broker-dealer subsidiary. In addition to Banks.com, it operates other search related websites including Look.com. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700.

Get up to date information on Mortgage Rates, CD Rates & Home Equity Rates at Banks.com.

Contact:

Banks.com

Dan O’Donnell

President and Chief Executive Officer

415-962-9700

Investors:

David Fore, Hayden IR, 206-395-2711

dave@haydenir.com

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2010	2009

Revenue	$1,409	$2,583

Cost of revenue	761	1,032

Gross profit	648	1,551

Operating expenses:
Sales and marketing	237	237
General and administrative	1,299	505

Total operating expenses	1,536	742

(Loss) earnings from operations	(888)	809

Interest expense	14	233

(Loss) earnings before income tax expense (benefit)	(902)	576

Income tax expense (benefit)	(337)	250

Net (loss) earnings	(565)	326

Preferred stock dividends	8	8

Net (loss) earnings available to common stockholders	$(573)	$318

Basic (loss) earnings per common share	$(0.02)	$0.01

Diluted (loss) earnings per common share	$(0.02)	$0.01

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009

Revenue	$8,497	$8,468

Cost of revenue	3,584	2.936

Gross profit	4,913	5,532

Operating expenses:
Sales and marketing	879	609
General and administrative	4,417	3,262

Total operating expenses	5,296	3,871

(Loss) earnings from operations	(383)	1,661

Interest expense	363	940

(Loss) earnings before income tax expense (benefit)	(746)	721

Income tax expense (benefit)	(247)	330

Net (loss) earnings	(499)	391

Preferred stock dividends	23	23

Net (loss) earnings available to common stockholders	$(522)	$368

Basic (loss) earnings per common share	$(0.02)	$0.01

Diluted (loss) earnings per common share	$(0.02)	$0.01

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2010	December 31, 2009
Assets

Current assets:
Cash	$88	$176
Accounts receivable	753	2,019
Prepaid expenses and other	187	285
Deferred income taxes	119	125

Total current assets	1,147	2,605

Property and equipment, net	372	674
Debt issuance costs, net	—	176
Patents and trademarks, net	12	27
Domains, net	10,124	10,902
Other intangible assets, net	564	750
Other assets	20	5
Deferred income taxes	1,020	764

Total Assets	$13,259	$15,903

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$944	$1,261
Accrued liabilities	474	637
Accrued dividends	53	30
Deferred revenue	11	107
Revolving line of credit	389	—
Notes payable, net of discount	—	2,128

Total current liabilities	1,871	4,163

Total liabilities	1,871	4,163

Stockholders’ equity:
Preferred stock	3	3
Common stock	26	26
Additional paid-in capital	11,001	10,831
Retained earnings	358	880

Total stockholders’ equity	11,388	11,740

Total Liabilities and Stockholders’ Equity	$13,259	$15,903

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2010	2009
Net (loss) earnings available to common stockholders	$(573)	$318
Preferred stock dividends	8	8

Net (loss) earnings	(565)	326
Income tax expense (benefit)	(337)	250

(Loss) earnings before income tax expense (benefit)	(902)	576
Interest expense	14	233

(Loss) earnings from operations	(888)	809
Depreciation	100	116
Amortization	321	322
Stock compensation expense	35	63
Employee stock ownership plan contribution accrual (reversal)	—	(764)

Adjusted (loss) earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$(432)	$546

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Net (loss) earnings available to common stockholders	$(522)	$368
Preferred stock dividends	23	23

Net (loss) earnings	(499)	391
Income tax expense (benefit)	(247)	330

(Loss) earnings before income tax expense (benefit)	(746)	721
Interest expense	363	940

(Loss) earnings from operations	(383)	1,661
Depreciation	319	355
Amortization	978	966
Stock compensation expense	169	213
Employee stock ownership plan contribution accrual (reversal)	—	(764)

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$1,083	$2,431

[1]	Generally accepted accounting principles in the United States of America.
[2]

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section above entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.